Exhibit (b)(10)(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



MARY JANE WILSON-BILIK
DIRECT LINE: 202.383.0660
Internet: mjwilson-bilik@sablaw.com




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                 April 29, 2002


Board of Directors
Conseco Variable Insurance Company
11815 N. Pennsylvania Street
Carmel, Indiana 46032-4572


Directors:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information for certain individual flexible premium deferred fixed/variable annuity contracts filed as part of post-effective amendment number 22 to the registration statement on Form N-4 for Conseco Variable Annuity Account C (File Nos. 33-2460; 811-04819). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very Truly Yours,

                                SUTHERLAND ASBILL & BRENNAN LLP


                                By: /s/ MARY JANE WILSON-BILIK
                                    ------------------------------
                                    Mary Jane Wilson-Bilik